UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

928 Carmans Road Massapequa, New York 11758
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06 par value	CDR	New York Stock Exchange
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpB	New York Stock Exchange
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	CDRpC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2021, Cedar Realty Trust, Inc. (the “Company”) announced that Philip Mays will step down as Executive Vice President and Chief Financial Officer of the Company, effective immediately, to pursue another business opportunity. Mr. Mays’ departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or procedures, and Mr. Mays has agreed to provide ongoing consulting services to the Company through the reporting period for the third quarter of 2021. In connection with Mr. Mays’ departure, and contingent on his execution of a general release agreement, the Company will provide severance benefits to Mr. Mays consisting of a cash bonus of $285,000, which represents 75% of Mr. Mays’ target annual bonus for 2021, and acceleration of the vesting of 50% of Mr. Mays’ unvested time-based Company equity awards.

On September 9, 2021, the Company announced that the Board of Directors of the Company (the “Board”) has appointed Jennifer Bitterman as Executive Vice President and Chief Financial Officer of the Company, effective upon Mr. Mays’ departure. Ms. Bitterman, age 38, joined the Company in 2011 and served in various roles within the asset management department, most recently as the Company’s Senior Vice President of Corporate and Portfolio Management. Prior to joining the Company, Ms. Bitterman worked in the asset management group at Morgan Stanley Real Estate and performed equity research at Credit Suisse. She received her BBA degree from the University of Michigan Ross School of Business.

There are no family relationships between Ms. Bitterman and any director or officer of the Company, and Ms. Bitterman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The initial terms of Ms. Bitterman’s annual compensation in her role as Chief Financial Officer of the Company will include annual base salary of $325,000, a target annual bonus of 90% of base salary and an annual long-term incentive compensation target value of $325,000. In the event Ms. Bitterman’s employment with the Company is terminated in certain circumstances, Ms. Bitterman will be entitled to receive a severance payment of 200% of the sum of her annual salary and her target annual bonus.

Item 7.01. Regulation FD Disclosure.

On September 9, 2021, the Company issued a press release regarding the events described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Cedar Realty Trust, Inc. dated September 9, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR REALTY TRUST, INC.

/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer
(Principal executive officer)

Dated: September 13, 2021